Exhibit 99.1

Egan-Jones Recommends ALL Ethan Allen Nominees

Egan-Jones is Second Firm to Recommend FOR ALL Ethan Allen Nominees Following

Glass Lewis Recommendation FOR ALL Ethan Allen Nominees

Ethan Allen Reiterates ISS Rejection of Sandell’s Attempt to Take Control of the Board

DANBURY, Conn., Nov. 16, 2015 -- Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE:ETH) today announced that Egan-Jones Ratings Company ("Egan-Jones"), a leading independent proxy voting and corporate governance firm, has recommended that stockholders vote FOR ALL Ethan Allen’s nominees and FOR ALL proposals on the WHITE proxy card at the Company’s November 24, 2015 Annual Meeting of Stockholders.

Ethan Allen notes that Egan-Jones is now the second independent proxy advisory firm to recommend ALL of Ethan Allen’s nominees following the recommendation from another leading proxy advisory firm, Glass Lewis, in a report issued on November 13, 2015. The Company also reiterated that Institutional Shareholder Services (“ISS”) recommended that stockholders reject efforts by Sandell Asset Management Corp. (“Sandell”) to replace six members of the Company’s Board of Directors.

In its report issued today, Egan-Jones stated,1 “We believe that it is in the best interests of stockholders to vote with Management using the White Proxy Card because the dissidents have made an insufficient case to warrant their election to the Company’s Board of Directors.”

Ethan Allen noted:

We are pleased that Egan-Jones and Glass Lewis, two leading independent proxy advisory firms, recognize the strength of our independent, highly qualified and engaged Board of Directors and the actions the Board and management team are taking to continue creating value through the execution of our ongoing strategy. With this oversight, and a strong management team in place, we believe we are well positioned to deliver results through the remainder of 2015, into 2016 and beyond. The Ethan Allen Board urges stockholders to protect their investment by voting FOR all the Company’s nominees in the WHITE proxy card TODAY.

Ethan Allen stockholders are reminded that their vote is important, no matter how many or how few shares they own. The Ethan Allen Board urges stockholders to vote the WHITE proxy card today "FOR ALL" of Ethan Allen’s director nominees: James B. Carlson, Clinton A. Clark, John J. Dooner, Jr., Domenick J. Esposito, M. Farooq Kathwari, James W. Schmotter and Tara I. Stacom.

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design Company and manufacturer and retailer of quality home furnishings. The Company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus one plant each in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

1 Permission to use quotations neither sought nor obtained.

Forward Looking Statements

This press release and related discussions should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended June 30, 2015 (the "2015 Form 10-K") and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about such matters as: our capital structure; future or targeted operational and financial performance; liquidity, capital and debt levels; strategic plans; transformation initiatives; the pending proxy contest, the impacts thereof and other possible changes in the composition of the Company's board of directors; stock repurchase and dividend plans; our intent to secure debt or other forms of financing; demand for our products; our position in markets we serve; and regional and global economic and industry market conditions and changes therein. Such forward-looking statements reflect management's current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A "Risk Factors" of the 2015 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

Additional Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company`s stockholders in respect of the 2015 annual meeting. Ethan Allen has filed with the U.S. Securities and Exchange Commission a definitive proxy statement and an accompanying white proxy card in connection with the 2015 annual meeting (the "2015 proxy materials"). The 2015 proxy materials contain important information about the Company, its directors and executive officers, the 2015 annual meeting and related matters. Stockholders are strongly urged to read the 2015 proxy materials, any amendments and supplements thereto, and the accompanying proxy card carefully. Stockholders will be able to obtain free copies of the 2015 proxy materials and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov and on the company`s web site at http://www.ethanallen.com/en_us/investor-relations1.html. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the 2015 proxy materials.

Ethan Allen Interiors Inc.

Investor / Media Contact:

Corey Whitely

Executive Vice President, Administration

Chief Financial Officer and Treasurer

cwhitely@ethanalleninc.com